UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2019

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common stock, $0.01 par value per share	CFG	New York Stock Exchange

Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 19, 2019, Citizens Financial Group, Inc. (“CFG” or “Citizens”) reported second quarter net income of $453 million, up 7% from $425 million in second quarter 2018, and earnings per share of $0.95, up 8% from $0.88 per share in second quarter 2018. Second quarter 2019 results reflect a net $5 million after-tax reduction, or $(0.01) per share, from notable items compared with none in second quarter 2018 and a net $4 million after-tax reduction, or $(0.01) per share, in first quarter 2019. Second quarter 2019 Return on Average Tangible Common Equity* (“ROTCE”) of 12.8% compares with 12.9% in second quarter 2018 and 13.0% in first quarter 2019.

On an Underlying basis, which excludes notable items,* second quarter 2019 net income available to common stockholders of $440 million increased 4% from second quarter 2018 and 3% from first quarter 2019. Earnings per common share of $0.96 per share increased 9% from second quarter 2018 and 3% from first quarter 2019. Underlying second quarter 2019 ROTCE* of 12.9% compares with 12.9% in second quarter 2018 and 13.1% in first quarter 2019. Tangible book value per common share of $30.88 increased 12% from second quarter 2018 and 4% from first quarter 2019.

Citizens also announced that its board of directors declared a four cent, or 13%, increase in the quarterly common stock dividend to $0.36 per share. The dividend is payable on August 14, 2019 to shareholders of record at the close of business on July 31, 2019. The quarterly common dividend is now 33% higher than the year-ago quarter.

*

Please see important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the end of this report for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. References to “Underlying results before the impact of Acquisitions” exclude the impact of the acquisitions that occurred after second quarter 2018 and notable items, as applicable. Additional information regarding the impact of Acquisitions and notable items may be found in the Notable Items portion of this report. Throughout this report, references to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share. References to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

In addition, Citizens recently announced that its board of directors has authorized the Company to repurchase up to $1.275 billion of the Company’s common stock over the four-quarter period beginning July 1, 2019, which represents a 25% increase over last year’s authorization. Additionally, Citizens continues to target a medium-term dividend payout ratio in the 35 to 40 percent range.

Second quarter 2019 vs. second quarter 2018

Key highlights

•	Second quarter results reflect revenue growth of 8%, with a 19% increase in noninterest income and a 4% increase in net interest income.

•	Strong momentum in fee income with record results in mortgage banking, capital markets fees, trust and investment services fees, and card fees.

•

Delivered an efficiency ratio of 58.4% and ROTCE of 12.8%, with Underlying ROTCE of 12.9%.* Before the impact of notable items and Acquisitions,* operating leverage of 1% reflects continued strong focus on top-line growth and expense management, while the Underlying efficiency ratio was 58.0%.*

•	Further improvement in the loan-to-deposit ratio with a period-end ratio of 94.2%, down from 96.9%.

•	Tangible book value per common share of $30.88 increased by 12%. Fully diluted average common shares outstanding decreased by 26.8 million shares, or 6%.

Results

•	Total revenue increased $119 million, or 8%. Total revenue before the impact of notable items and Acquisitions,* increased $65 million, or 4.3%.

•	Net interest income increased 4%, given 4% growth in interest-earning assets and stable net interest margin.

•

Net interest margin of 3.21% was relatively stable, reflecting higher interest-earning asset yields given higher rates and continued mix shift towards higher-yielding assets, offset by an increase in funding costs tied to higher rates and growth.

•

Noninterest income of $462 million increased $74 million, or 19%, reflecting underlying momentum with record results in Mortgage, Wealth, Capital Markets and card fees. Before the impact of Acquisitions,* noninterest income increased 6%.

•

Noninterest expense increased 9% from second quarter 2018 driven by the impact of Acquisitions and notable items. Before the impact of Acquisitions and notable items,* noninterest expense increased 3.7%, reflecting higher salaries and employee benefits, given the impact of merit increases, investments in strategic growth initiatives and higher revenue-driven incentives, as well as an increase in equipment and software expense.

•

Provision for credit losses of $97 million increased $12 million, reflecting continued seasoning in retail growth portfolios and several idiosyncratic losses in commercial, with key credit metrics continuing to reflect strong credit quality.

•

ROTCE of 12.8% compares with 12.9% for second quarter 2018. Underlying ROTCE* of 12.9% was stable with second quarter 2018 as an approximately 50 basis point drag from higher equity value, given the benefit on securities valuations from lower long-term rates, offset the benefit of profitability growth.

Balance Sheet

•	Interest-earning assets increased $5.8 billion, or 4%, driven by loan growth of 4%, with a 6% increase in commercial and a 3% increase in retail.

•

Average deposits increased $8.0 billion, or 7%, on strength in term, savings and checking with interest, partially offset by a reduction in money market accounts and demand deposits. The average loan-to-deposit ratio improved to 95.6% from 98.0%; period-end loan-to-deposit ratio improved to 94.2% from 96.9% in second quarter 2018.

•	Nonperforming loans and leases (“NPLs”) to loans and leases ratio of 0.66% improved from 0.75%, reflecting decreases in both retail and commercial.

•	Allowance coverage of NPLs of 159% improved from 148%.

•	Net charge-offs of 36 basis points of loans increased nine basis points, reflecting several idiosyncratic losses in commercial and continued seasoning in retail growth portfolios.

•	Capital remains strong, with a preliminary common equity tier 1 (“CET1”) risk-based capital ratio of 10.5%.

•	Repurchased 3.5 million shares of common stock at a weighted average price of $34.64 in the quarter, and including common dividends, returned $268 million in capital to shareholders.

Year-over-year update on plan execution

Consumer Banking

•	Continued balance sheet momentum, with 3% loan growth, including continued growth in more attractive risk-adjusted return categories; 11% deposit growth, including 7% growth in demand deposits.

•	Strong momentum in fee income categories. Generated record trust and investment services fees, up 23%; record mortgage fees, up 135%; record card fees, up 9%.

•	Citizens Access®, our digital platform, attracted $5.4 billion of spot deposits through second quarter 2019.

Commercial Banking

•	Strong balance sheet performance with commercial loan growth of 7%, driven by geographic, product and client-focused expansion strategies as well as strength in commercial real estate.

•	Continue to benefit from investments in broadening and enhancing our capabilities, highlighted by overall record capital markets fees, up 19%, with strength in bond underwriting and M&A fees.

Efficiency and balance sheet optimization initiatives

•	New transformational TOP 6 Program expected to deliver significant benefits.

•	Continued execution on our TOP V efficiency Program, which is expected to deliver pre-tax annualized run-rate benefit of approximately $95-$105 million by end of 2019.

•	Continued progress on Balance Sheet Optimization (“BSO”) initiatives to grow more attractive risk-adjusted return portfolios and optimize deposit mix.

Second quarter 2019 vs. first quarter 2019

Key highlights

•

Second quarter highlights include ROTCE of 12.8%, and Underlying ROTCE* of 12.9%, which decreased from 13.1% in first quarter 2019. Underlying results* reflect an approximately 30 basis point drag from higher equity value, given the benefit from lower long-term rates on securities valuations, which offset the benefit of profitability growth.

•	Tangible book value per common share of $30.88 increased 4%. Fully diluted average common shares outstanding decreased by 3.2 million shares.

•

Second quarter 2019 results reflect a net $5 million after-tax reduction, or ($0.01) per fully diluted share, from notable items compared with a net $4 million after-tax reduction, or ($0.01) per share, in first quarter 2019.

•

Results reflect an efficiency ratio of 58.4%, which includes the impact of $7 million of notable expense items. On an Underlying basis,* delivered an efficiency ratio of 58.0% with higher revenues and well-controlled expenses.

Results

•	Total revenue of $1.6 billion increased 3%, reflecting relatively stable net interest income and strength in noninterest income.

•	Net interest income of $1.2 billion increased $6 million, as the benefit of day count, interest-earning asset growth and improved mix was partially offset by a modest decrease in net interest margin.

•

Net interest margin of 3.21% decreased four basis points, driven by the impact of lower interest rates on earning asset yields, an increase in deposit costs given growth and the impact from day count. Interest-bearing deposit costs increased by three basis points, reflecting proactive pricing discipline against the impact of higher deposit betas.

•	Noninterest income of $462 million increased $34 million, or 8%, with record results in Mortgage, Wealth, Capital Markets and card fees.

•

Noninterest expense of $951 million increased $14 million, or 1%, including the impact of notable items. On an Underlying basis,* noninterest expense of $944 million increased by $12 million, largely reflecting higher outside services and other operating expense, partially offset by seasonally lower salaries and employee benefits.

•

Provision expense of $97 million compares with $85 million in the prior quarter, largely related to an increase in commercial charge-offs tied to several idiosyncratic losses and expected seasoning in retail growth portfolios, partially offset by the impact of continued improvement in underlying credit quality.

Balance sheet

•

Average interest-earning assets increased $810 million, reflecting an increase in loans held for sale tied to higher mortgage origination volumes, as well as growth in the investment portfolio. Loans were relatively stable compared with first quarter 2019, and up 0.4% before the impact of first and second quarter 2019 loan sales tied to our balance optimization initiatives.

•	Average deposits increased $2.7 billion, or 2%, reflecting growth in term, savings and checking with interest as well as relatively stable demand deposits and money market accounts.

•	NPLs to loans and leases ratio was stable at 0.66%. Allowance coverage of NPLs of 159% was relatively stable.

•	Average loan-to-deposit ratio improved to 95.6% from 97.7% in first quarter 2019; period-end loan-to-deposit ratio improved to 94.2% from 94.9% in first quarter 2019.

Earnings highlights:

	Quarterly Trends
				2Q19 change from
($s in millions, except per share data)	2Q19	1Q19	2Q18	1Q19			2Q18
Earnings				$/bps		%	$/bps		%
Net interest income	$1,166	$1,160	$1,121	$6		1%	$45		4%
Noninterest income	462	428	388	34		8	74		19
Total revenue	1,628	1,588	1,509	40		3	119		8
Noninterest expense	951	937	875	14		1	76		9
Pre-provision profit	677	651	634	26		4	43		7
Provision for credit losses	97	85	85	12		14	12		14

Net income	453	439	425	14		3	28		7
Preferred dividends	18	15	—	3		20	18		100
Net income available to common stockholders	$435	$424	$425	$11		3%	$10		2%

After-tax notable Items	5	4	—	1		25	5		100

Underlying net income*	$458	$443	$425	$15		3%	$33		8%
Underlying net income available to common stockholders*	$440	$428	$425	$12		3%	$15		4%

Average common shares outstanding
Basic (in millions)	458.2	460.7	484.7	(2.6)		(1)	(26.6)		(5)
Diluted (in millions)	459.3	462.5	486.1	(3.2)		(1)	(26.8)		(6)
Diluted earnings per share	$0.95	$0.92	$0.88	$0.03		3	$0.07		8

Underlying diluted earnings per share*	$0.96	$0.93	$0.88	$0.03		3%	$0.08		9%

Key performance metrics*
Net interest margin	3.20%	3.23%	3.20%	(3	) bps		— bps
Net interest margin, FTE	3.21%	3.25%	3.22%	(4)			(1)
Effective income tax rate	21.9	22.4	22.6	(56)			(72)
Efficiency ratio	58	59	58	(59)			46
Underlying efficiency ratio*	58	59	58	(65)			7
Return on average common equity	8.5	8.6	8.7	(8)			(11)
Return on average tangible common equity	12.8	13.0	12.9	(25)			(18)
Underlying return on average tangible common equity*	12.9	13.1	12.9	(23)			(4)
Return on average total assets	1.13	1.11	1.11	2			2
Underlying return on average total tangible assets*	1.19%	1.17%	1.16%	2bps			3bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.5%	10.5%	11.2%
Total capital ratio	13.4	13.4	13.8
Tier 1 leverage ratio	10.1%	10.0%	10.2%

Asset quality(2)
Nonperforming loans and leases as a % of loans and leases	0.66%	0.66%	0.75%	— bps			(9	) bps
Allowance for loan and lease losses as a % of loans and leases	1.05	1.06	1.10	(1)			(5)
Allowance for loan and lease losses as a % of nonperforming loans and leases	159	160	148	(25)			NM
Net charge-offs as a % of average loans and leases	0.36%	0.31%	0.27%	5bps			9bps

1)	Current reporting-period regulatory capital ratios are preliminary.
2)	Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Notable items:

First and second quarter 2019 results reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company (“FAMC”) acquisition which have been excluded from reported results to better reflect Underlying operating results.*

Total estimated after-tax FAMC integration costs are expected to be in the $30-$45 million range, with completion targeted by year-end 2019. Cumulative after-tax integration costs related to FAMC totaled $26 million through the end of second quarter 2019.

Notable items*	2Q19			1Q19			Cumulative after-tax integration costs
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	FAMC	Other	Total
Integration costs
Noninterest income	$—	$—	$—	$—	$—	$—	$(3)	—	$(3)
Salaries and employee benefits	(2)	(1)	—	(1)	(1)	—	(9)	—	(9)
Occupancy	—	—	—	—	—	—	(1)	—	(1)
Outside services	(5)	(4)	(0.01)	(4)	(3)	(0.01)	(10)	(2)	(12)
Other operating expense	—	—	—	—	—	—	(3)	—	(3)

Noninterest expense	$(7)	$(5)	$(0.01)	$(5)	$(4)	$(0.01)	$(23)	(2)	$(25)

Total notable items - integration costs	$(7)	$(5)	$(0.01)	$(5)	$(4)	$(0.01)	$(26)	$(2)	$(28)

The following table provides information on Underlying results before the impact of notable items and Acquisitions.*

	Quarterly Trends
Underlying results/impact of Acquisitions:*				2Q19 change from
($s in millions, except per share data)	2Q19	1Q19	2Q18	1Q19		2Q18
Net interest income	$1,166	$1,160	$1,121	1%		4%
Noninterest income	462	428	388	8		19

Total revenue	$1,628	$1,588	$1,509	3%		8%
Noninterest expense	$951	$937	$875	1%		9%
Notable items	7	5	—	40		100

Underlying noninterest expense*	$944	$932	$875	1%		8%
Underlying pre-provision profit*	684	656	634	4		8
Provision for credit losses	97	85	85	14		14

Net income available to common stockholders	435	424	425	3		2
Underlying net income available to common stockholders*	440	428	425	3		4

Key performance metrics*

Diluted EPS	$0.95	$0.92	$0.88	3%		8%
Underlying EPS*	$0.96	$0.93	$0.88	3		9
Efficiency ratio	58%	59%	58%	(59	) bps	46	bps
Underlying efficiency ratio*	58	59	58	(65)		7

Operating leverage				1.0%		(0.8)%
Underlying operating leverage*				1.1		(0.1)
Underlying operating leverage before Acquisitions*						0.6%

Discussion of results:				2Q19 change from
Net interest income	2Q19	1Q19	2Q18	1Q19			2Q18
($s in millions)				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,409	$1,396	$1,238	$13		1%	$171		14%
Investment securities	164	166	165	(2)		(1)	(1)		(1)
Interest-bearing deposits in banks	7	8	8	(1)		(13)	(1)		(13)

Total interest income	$1,580	$1,570	$1,411	$10		1%	$169		12%

Interest expense:
Deposits	$308	$287	$181	$21		7%	$127		70%
Federal funds purchased and securities sold under agreements to repurchase	3	2	1	1		50	2		200
Other short-term borrowed funds(1)	1	—	1	1		100	—		—
Long-term borrowed funds(1)	102	121	107	(19)		(16)	(5)		(5)

Total interest expense	$414	$410	$290	$4		1%	$124		43%

Net interest income	$1,166	$1,160	$1,121	$6		1%	$45		4%

Net interest margin, FTE	3.21%	3.25%	3.22%	(4	) bps		(1	) bps

1)	Beginning in 1Q19, borrowed funds interest expense is based on original maturity and prior periods have been revised consistent with the current presentation.

Net interest income increased $45 million, or 4%, from second quarter 2018, given 4% growth in interest-earning assets and stable net interest margin. Net interest margin of 3.21% was relatively stable, reflecting higher interest-earning asset yields given the impact of improved mix shift and higher short-term rates, offset by an increase in funding costs reflecting higher short-term rates and growth.

Compared with first quarter 2019, net interest income of $1.2 billion increased $6 million, or 1%, as the benefit of day count, interest earning asset growth and improved mix was partially offset by lower net interest margin. Net interest margin of 3.21% decreased four basis points, reflecting the impact of lower interest rates on earning asset yields, an increase in deposit costs given growth and day count.

Noninterest Income				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19		2Q18
				$	%	$	%
Service charges and fees	$126	$123	$127	$3	2%	$(1)	(1)%
Card fees	64	59	60	5	8	4	7
Capital markets fees	57	54	48	3	6	9	19
Trust and investment services fees	53	47	43	6	13	10	23
Mortgage banking fees	62	43	27	19	44	35	130
Letter of credit and loan fees	33	33	32	—	—	1	3
Foreign exchange and interest rate products	35	36	34	(1)	(3)	1	3
Securities gains, net	4	8	2	(4)	(50)	2	100
Other income(1)	28	25	15	3	12	13	87

Noninterest income	$462	$428	$388	$34	8%	$74	19%

1)	Other income includes bank-owned life insurance and other income.

Noninterest income of $462 million in second quarter 2019 increased $74 million, or 19%, from second quarter 2018, reflecting record results in mortgage banking fees, capital market fees, trust and investment services fees and card fees. Before the impact of Acquisitions,* noninterest income of $413 million increased $25 million, or 6%, driven by record results in capital market fees, trust and investment services fees and card fees. Results also reflect growth in other income reflecting higher leasing income.

Compared with first quarter 2019, noninterest income increased $34 million, or 8%, driven by record results in mortgage banking fees, capital market fees, trust and investment services fees and card fees. Results also reflect growth in service charges and fees given seasonally higher volumes.

Noninterest Expense				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19		2Q18
				$	%	$	%
Salaries and employee benefits	$507	$509	$453	$(2)	—%	$54	12%
Equipment and software expense	126	125	110	1	1	16	15
Outside services	118	110	106	8	7	12	11
Occupancy	82	83	79	(1)	(1)	3	4
Other operating expense	118	110	127	8	7	(9)	(7)

Noninterest expense	$951	$937	$875	$14	1%	$76	9%

Notable items*	$7	$5	$—	$2	40%	$7	100%

Underlying,* as applicable

Salaries and employee benefits	$505	$508	$453	$(3)	(1)%	$52	11%
Equipment and software expense	126	125	110	1	1	16	15
Outside services	113	106	106	7	7	7	7
Occupancy	82	83	79	(1)	(1)	3	4
Other operating expense	118	110	127	8	7	(9)	(7)

Underlying noninterest expense*	$944	$932	$875	$12	1%	$69	8%

Second quarter 2019 noninterest expense of $951 million increased $76 million, or 9%, from second quarter 2018 driven by the $44 million impact of Acquisitions* and notable items. Underlying noninterest expense before the impact of Acquisitions* of $907 million increased $32 million, or 4%, largely reflecting an increase in salaries and employee benefits given the impact of annual merit increases, revenue-based incentives and a $3 million severance charge, as well as an increase in equipment and software expense. These results reflect the impact of our investments in growth initiatives, partially offset by lower other operating expense, largely tied to a reduction in FDIC insurance and advertising expense.

Compared with first quarter 2019, noninterest expense increased $14 million, or 1%. Underlying noninterest expense of $944 million increased $12 million, or 1%, driven by higher outside services and other expense. These results were partially offset by seasonally lower salaries and employee benefits. Results also reflect continued focus on expense discipline and the benefit of TOP efficiency initiatives.

The second quarter 2019 effective tax rate of 21.9% was broadly stable and compares to 22.6% for second quarter 2018 and 22.4% for first quarter 2019.

Consolidated balance sheet review(1)				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19			2Q18
				$/bps		%	$/bps		%
Total assets	$162,749	$161,342	$155,431	$1,407		1%	$7,318		5%
Total loans and leases	116,838	117,615	113,407	(777)		(1)	3,431		3
Total loans held for sale	2,205	1,252	710	953		76	1,495		211
Deposits	124,004	123,916	117,073	88		—	6,931		6
Stockholders’ equity	22,017	21,531	20,467	486		2	1,550		8
Stockholders’ common equity	20,884	20,399	19,924	485		2	960		5
Tangible common equity	$14,141	$13,649	$13,394	$492		4%	$747		6%
Loan-to-deposit ratio (period-end)(2)	94.2%	94.9%	96.9%	(70	) bps		(265	) bps
Loans to deposit ratio (average)(2)	95.6	97.7	98.0	(206	) bps		(237	) bps
Common equity tier 1 capital ratio(3)	10.5	10.5	11.2
Total capital ratio(3)	13.4%	13.4%	13.8%

1) Represents period end unless otherwise noted. 2) Excludes loans held for sale. 3) Current reporting period regulatory capital ratios are preliminary.

Total assets of $162.7 billion at June 30, 2019 increased $7.3 billion, or 5%, from June 30, 2018 reflecting a $3.4 billion increase in loans and leases and a $2.0 billion increase tied to the FAMC acquisition, largely representing loans held for sale and a mortgage servicing rights portfolio in non-interest earning assets. Compared with March 31, 2019, total assets increased $1.4 billion given growth in interest-earning assets.

Interest-earning assets				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19		2Q18
Period-end interest-earning assets				$	%	$	%
Investments and interest-bearing deposits	$28,123	$27,331	$28,495	$792	3%	$(372)	(1)%
Commercial loans and leases	56,963	57,689	54,888	(726)	(1)	2,075	4
Retail loans	59,875	59,926	58,519	(51)	—	1,356	2
Total loans and leases	116,838	117,615	113,407	(777)	(1)	3,431	3
Loans held for sale, at fair value	1,750	1,186	521	564	48	1,229	236
Other loans held for sale	455	66	189	389	NM	266	141
Total loans and leases and loans held for sale	119,043	118,867	114,117	176	—	4,926	4

Total period-end interest-earning assets	$147,166	$146,198	$142,612	$968	1%	$4,554	3%

Average interest-earning assets
Investments and interest-bearing deposits	$26,854	$26,638	$27,004	$216	1%	$(150)	(1)%
Commercial loans and leases	57,879	57,707	54,543	172	—	3,336	6
Retail loans	59,904	59,942	58,313	(38)	—	1,591	3
Total loans and leases	117,783	117,649	112,856	134	—	4,927	4
Loans held for sale, at fair value	1,528	1,035	470	493	48	1,058	225
Other loans held for sale	158	191	195	(33)	(17)	(37)	(19)
Total loans and leases and loans held for sale	119,469	118,875	113,521	594	—	5,948	5

Total average interest-earning assets	$146,323	$145,513	$140,525	$810	1%	$5,798	4%

Period-end interest earning assets of $147.2 billion increased $4.6 billion, or 3%, from June 30, 2018, as a $4.9 billion, or 4%, increase in loans and loans held for sale was partially offset by a reduction in the investment portfolio. Compared with March 31, 2019, period-end interest earning assets increased $968 million, or 1%. Results reflect the benefit of growth in the investment portfolio, derivatives and loans held for sale, partially offset by a decrease in loans and leases, given the impact of second quarter portfolio loan sales tied to balance sheet optimization. At the end of second quarter 2019, the average effective duration of the securities portfolio decreased to 3.3 years from 3.8 years at June 30, 2018 and 4.5 years at March 31, 2019, given lower long-term rates that drove an increase in securities prepayment speeds.

Average interest-earning assets of $146.3 billion in second quarter 2019 increased $5.8 billion, or 4%, from second quarter 2018, driven by a $4.9 billion, or 4% increase in loans and leases. Commercial loans and leases increased $3.3 billion, or 6%, while retail loans increased $1.6 billion, or 3%. Results also reflect a $1.0 billion increase in loans held for sale, reflecting the impact of the FAMC acquisition.

Commercial loan results reflect strength in commercial and industrial loans, driven by geographic, product and client-focused expansion strategies as well as strength in commercial real estate, partially offset by planned reductions in commercial leases. Retail loan growth was driven by mortgage, unsecured and education finance, partially offset by a planned reduction in auto and lower home equity.

Compared with first quarter 2019, average interest-earning assets increased $810 million, or 1%, driven by a $460 million increase in loans held for sale, and a $216 million increase in the investment portfolio. Results also reflect relatively stable average loans given the impact of loan sales in the first half of 2019. Excluding the impact of portfolio sales in first and second quarter 2019, average loans increased $510 million, or 0.4%.

Deposits				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19		2Q18
Period-end deposits				$	%	$	%
Demand deposits	$28,192	$28,383	$29,439	$(191)	(1)%	$(1,247)	(4)%
Checking with interest	25,021	23,482	22,775	1,539	7	2,246	10
Savings	13,495	13,239	9,902	256	2	3,593	36
Money market accounts	35,329	35,972	36,139	(643)	(2)	(810)	(2)
Term deposits	21,967	22,840	18,818	(873)	(4)	3,149	17

Total period-end deposits	$124,004	$123,916	$117,073	$88	—%	$6,931	6%

Average deposits
Demand deposits	$28,389	$28,465	$28,834	$(76)	—%	$(445)	(2)%
Checking with interest	23,919	22,987	22,185	932	4	1,734	8
Savings	13,324	12,626	9,889	698	6	3,435	35
Money market accounts	35,228	35,209	36,396	19	—	(1,168)	(3)
Term deposits	22,292	21,127	17,838	1,165	6	4,454	25

Total average deposits	$123,152	$120,414	$115,142	$2,738	2%	$8,010	7%

Total period-end deposits of $124.0 billion at June 30, 2019 increased $6.9 billion, or 6%, from June 30, 2018, driven by growth in term deposits, savings, and checking with interest, partially offset by a decrease in demand deposits and money market accounts.

Compared with March 31, 2019, period-end total deposits increased $88 million reflecting increases in checking with interest and savings, partially offset by decreases in money market accounts and term deposits. Period-end demand deposits were relatively stable. Citizens Access® deposits were $5.4 billion at the end of second quarter 2019, up from $4.6 billion at March 31, 2019.

Second quarter 2019 average deposits of $123.2 billion increased $8.0 billion, or 7%, from second quarter 2018, reflecting growth in term, savings and checking with interest. These results were partially offset by a decline in money market accounts and demand deposits.

Compared with first quarter 2019, average deposits increased $2.7 billion, or 2%, reflecting growth in term deposits, checking with interest and savings. Average demand deposits and money market accounts were relatively stable.

Borrowed Funds				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19		2Q18
Period-end borrowed funds				$	%	$	%
Federal funds purchased and securities sold under agreements to repurchase	$1,132	$668	$326	$464	69%	$806	247%
Other short-term borrowed funds(1)	309	11	10	298	NM	299	NM
Long-term borrowed funds(1)
FHLB advances	2,258	2,508	6,010	(250)	(10)	(3,752)	(62)
Senior debt	7,624	7,558	7,470	66	1	154	2
Subordinated debt and other debt	1,656	1,659	1,650	(3)	—	6	—

Total borrowed funds	$12,979	$12,404	$15,466	$575	5%	$(2,487)	(16)

Average borrowed funds
Federal funds purchased and securities sold under agreements to repurchase	$818	$640	$504	$178	28%	$314	62%
Other short-term borrowed funds(1)	45	58	191	(13)	(22)	(146)	(76)
Long-term borrowed funds(1)
FHLB advances	3,155	5,694	5,434	(2,539)	(45)	(2,279)	(42)
Senior debt	7,573	7,391	7,470	182	2	103	1
Subordinated debt and other debt	1,658	1,651	1,976	7	—	(318)	(16)

Total average borrowed funds	$13,249	$15,434	$15,575	$(2,185)	(14)%	$(2,326)	(15)%

1)	Beginning in 1Q19, borrowed funds balances are based on original maturity and prior periods have been revised consistent with the current presentation.

Total borrowed funds of $13.0 billion at June 30, 2019 decreased $2.5 billion, or 16%, from June 30, 2018, reflecting a $3.6 billion decrease in long-term borrowings, and a $1.1 billion increase in short-term borrowings reflecting improved funding mix from deposit growth.

Compared with March 31, 2019, total borrowed funds increased $575 million, reflecting a $762 million increase in short-term borrowed funds, partially offset by a $187 million decrease in long-term borrowings.

Average borrowed funds of $13.2 billion decreased $2.3 billion, or 15%, from second quarter 2018 driven by a $2.5 billion decrease in long-term borrowings reflecting improved funding mix from deposit growth. Average borrowed funds decreased $2.2 billion, or 14%, from first quarter 2019, reflecting a $2.4 billion decrease in long-term borrowings.

Capital				2Q19 change from
($s and shares in millions except per share data)	2Q19	1Q19	2Q18	1Q19		2Q18
Period-end capital				$	%	$	%
Stockholders’ equity	$22,017	$21,531	$20,467	$486	2%	$1,550	8%
Stockholders’ common equity	20,884	20,399	19,924	485	2	960	5
Tangible common equity	14,141	13,649	13,394	492	4	747	6
Tangible book value per common share	$30.88	$29.60	$27.67	$1.28	4	$3.21	12
Common shares - at end of period	457.9	461.1	484.1	(3.2)	(1)	(26.2)	(5)
Common shares - average (diluted)	459.3	462.5	486.1	(3.2)	(1)%	(26.8)	(6)%
Common equity tier 1 capital ratio(1)	10.5%	10.5%	11.2%
Total capital ratio(1)	13.4	13.4	13.8
Tier 1 leverage ratio(1)	10.1%	10.0%	10.2%

1)	Current reporting-period regulatory capital ratios are preliminary.

At June 30, 2019, our Basel III capital ratios remained well in excess of applicable regulatory requirements with a CET1 capital ratio of 10.5% compared with 10.5% at March 31, 2019 and 11.2% at June 30, 2018, and a total capital ratio of 13.4% compared with total capital ratios of 13.4% as of March 31, 2019 and 13.8% as of June 30, 2018. Our capital ratios continue to reflect progress towards our objective of aligning our capital profile with that of peer regional banks, while maintaining a strong capital base to continue to drive future performance.

Tangible book value per common share of $30.88 increased 4% from first quarter 2019 and 12% from second quarter 2018.

During the second quarter 2019, the company repurchased 3.5 million shares of common stock at a weighted-average price of $34.64, and including common dividends, returned $268 million to shareholders. These results compare with $349 million returned to common shareholders in first quarter 2019 and $257 million in second quarter 2018.

Citizens’ 2019 Capital Plan includes the ability to repurchase up to $1.275 billion of Citizens’ outstanding common stock beginning in third quarter 2019 and ending in second quarter 2020. This share repurchase authorization represents a 25% increase compared to $1.02 billion under the 2018 Capital Plan. Future capital actions are subject to consideration and approval by Citizens’ Board of Directors. Citizens continues to target a medium-term dividend payout ratio in the 35 to 40 percent range.

Credit quality review				2Q19 change from
($s in millions)	2Q19	1Q19	2Q18	1Q19			2Q18
				$/bps		%	$/bps		%
Nonperforming loans and leases	$770	$780	$845	$(10)		(1)%	$(75)		(9)%
Net charge-offs	106	89	76	17		19	30		39
Provision for credit losses	97	85	85	12		14	12		14
Allowance for loan and lease losses	$1,227	$1,245	$1,253	$(18)		(1)%	$(26)		(2)%
Nonperforming loans and leases as a % of loans and leases	0.66%	0.66%	0.75%	—	bps		(9	) bps
Net charge-offs as a % of average loans and leases	0.36	0.31	0.27	5			9
Allowance for loan and lease losses as a % of loans and leases	1.05	1.06	1.10	(1)			(5)
Allowance for loan and lease losses as a % of nonperforming loans and leases	159.4%	159.7%	148.2%	(25	) bps		NM

Overall credit quality remains strong, reflecting growth in high quality retail loans and an improved risk profile in commercial portfolios. Nonperforming loans and leases decreased $75 million, or 9%, compared with June 30, 2018, reflecting a $61 million decrease in commercial and a $14 million decrease in retail. The nonperforming loans and leases to loans and leases ratio of 0.66% at June 30, 2019 remained stable with March 31, 2019 levels and improved nine basis points from 0.75% at June 30, 2018.

Compared to March 31, 2019, nonperforming loans and leases of $770 million decreased $10 million, or 1%.

Net charge-offs of $106 million increased $30 million from second quarter 2018, reflecting a $21 million increase in commercial driven by a small number of idiosyncratic losses. Results also reflect a $9 million increase in retail driven by expected seasoning in growth portfolios. Second quarter 2019 net charge-offs of 36 basis points of average loans and leases compares with 27 basis points in second quarter 2018 and 31 basis points in first quarter 2019.

Compared with first quarter 2019, net charge-offs of $106 million increased $17 million, driven by a $9 million increase in commercial and an $8 million increase in retail.

Allowance for loan and lease losses of $1.2 billion remained relatively stable with first quarter 2019, reflecting continued improvements in underlying credit quality, and relatively stable with second quarter 2018 levels, as underlying credit quality improvements helped offset reserves to fund loan growth.

The ratio of the allowance for loan and lease losses to loans and leases of 1.05% as of June 30, 2019, remained stable compared with 1.06% as of March 31, 2019 and decreased modestly from 1.10% as of June 30, 2018. The allowance for loan and lease losses to nonperforming loans and leases ratio of 159% as of June 30, 2019 compares to 160% as of March 31, 2019, and 148% as of June 30, 2018.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $162.7 billion in assets as of June 30, 2019. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,900 ATMs and approximately 1,100 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services, including lending and deposits, capital markets, treasury services, foreign exchange and interest rate products, and asset finance.

Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Key Performance Metrics:

Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include:

•	Return on average tangible common equity (ROTCE);

•	Return on average total tangible assets (ROTA);

•	Efficiency ratio;

•	Operating leverage; and

•	Common equity tier 1 capital ratio.

Established targets for the KPMs are based on Management-reporting results which are currently referred to by the Company as “Underlying” results. In historical periods, these results may have been referred to as “Adjusted” or “Adjusted/Underlying” results. We believe that Underlying results, which exclude notable items, provide the best representation of our underlying financial progress toward the KPMs as the results exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown investors our KPMs on a Management-reporting basis since our initial public offering in September of 2014. KPMs that reflect Underlying results are considered non-GAAP financial measures.

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may    have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we    calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q19 Change
		2Q19	1Q19	2Q18	1Q19		2Q18
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$462	$428	$388	$34	8%	$74	19%
Less: Notable items		—	—	—	—	—	—	—

Noninterest income, Underlying (non-GAAP)		$462	$428	$388	$34	8%	$74	19%

Total revenue, Underlying:
Total revenue (GAAP)	A	$1,628	$1,588	$1,509	$40	3%	$119	8%
Less: Notable items		—	—	—	—	—	—	—

Total revenue, Underlying (non-GAAP)	B	$1,628	$1,588	$1,509	$40	3%	$119	8%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$951	$937	$875	$14	1%	$76	9%
Less: Notable items		7	5	—	2	40	7	100

Noninterest expense, Underlying (non-GAAP)	D	$944	$932	$875	$12	1%	$69	8%

Pre-provision profit:
Total revenue (GAAP)	A	$1,628	$1,588	$1,509	$40	3%	$119	8%
Less: Noninterest expense (GAAP)	C	951	937	875	14	1	76	9

Pre-provision profit (GAAP)		$677	$651	$634	$26	4%	$43	7%

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,628	$1,588	$1,509	$40	3%	$119	8%
Less: Noninterest expense, Underlying (non-GAAP)	D	944	932	875	12	1	69	8

Pre-provision profit, Underlying (non-GAAP)		$684	$656	$634	$28	4%	$50	8%

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$580	$566	$549	$14	2%	$31	6%
Less: Income (expense) before income tax expense (benefit) related to notable items		(7)	(5)	—	(2)	(40)	(7)	(100)

Income before income tax expense, Underlying (non-GAAP)	F	$587	$571	$549	$16	3%	$38	7%

Income tax expense, Underlying:
Income tax expense (benefit) (GAAP)	G	$127	$127	$124	$—	—%	$3	2%
Less: Income tax expense (benefit) related to notable items		(2)	(1)	—	(1)	(100)	(2)	(100)

Income tax expense, Underlying (non-GAAP)	H	$129	$128	$124	$1	1%	$5	4%

Net income, Underlying:
Net income (GAAP)	I	$453	$439	$425	$14	3%	$28	7%
Add: Notable items, net of income tax expense (benefit)		5	4	—	1	25	5	100

Net income, Underlying (non-GAAP)	J	$458	$443	$425	$15	3%	$33	8%

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$435	$424	$425	$11	3%	$10	2%
Add: Notable items, net of income tax expense (benefit)		5	4	—	1	25	5	100

Net income available to common stockholders, Underlying (non-GAAP)	L	$440	$428	$425	$12	3%	$15	4%

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q19 Change
		2Q19	1Q19	2Q18	1Q19			2Q18
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,628	$1,588	$1,509	$40		2.46%	$119		7.81%
Less: Noninterest expense (GAAP)	C	951	937	875	14		1.43	76		8.66

Operating leverage							1.03%			(0.85%)

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,628	$1,588	$1,509	$40		2.46%	$119		7.81%
Less: Noninterest expense, Underlying (non-GAAP)	D	944	932	875	12		1.33	69		7.93

Operating leverage, Underlying (non-GAAP)							1.13%			(0.12%)

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	58.41%	59.00%	57.95%	(59	) bps		46	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	58.02	58.67	57.95	(65	) bps		7	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.86%	22.42%	22.58%	(56	) bps		(72	) bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.89	22.44	22.58	(55	) bps		(69	) bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$20,420	$19,942	$19,732	$478		2%	$688		3%
Return on average common equity	K/M	8.54%	8.62%	8.65%	(8	) bps		(11	) bps
Return on average common equity, Underlying (non-GAAP)	L/M	8.63	8.71	8.65	(8	) bps		(2	) bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$20,420	$19,942	$19,732	$478		2%	$688		3%
Less: Average goodwill (GAAP)		7,040	7,018	6,887	22		—	153		2
Less: Average other intangibles (GAAP)		80	59	2	21		36	78		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		370	368	357	2		1	13		4

Average tangible common equity	N	$13,670	$13,233	$13,200	$437		3%	$470		4%

Return on average tangible common equity	K/N	12.75%	13.00%	12.93%	(25	) bps		(18	) bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	12.89	13.12	12.93	(23	) bps		(4	) bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$161,489	$160,415	$153,253	$1,074		1%	$8,236		5%
Return on average total assets	I/O	1.13%	1.11%	1.11%	2	bps		2	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.14	1.12	1.11	2	bps		3	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$161,489	$160,415	$153,253	$1,074		1%	$8,236		5%
Less: Average goodwill (GAAP)		7,040	7,018	6,887	22		—	153		2
Less: Average other intangibles (GAAP)		80	59	2	21		36	78		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		370	368	357	2		1	13		4

Average tangible assets	P	$154,739	$153,706	$146,721	$1,033		1%	$8,018		5%

Return on average total tangible assets	I/P	1.17%	1.16%	1.16%	1	bps		1	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	1.19	1.17	1.16	2	bps		3	bps

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q19 Change
		2Q19	1Q19	2Q18	1Q19		2Q18
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	457,903,826	461,116,723	484,055,194	(3,212,897)	(1%)	(26,151,368)	(5%)
Common stockholders’ equity (GAAP)		$20,884	$20,399	$19,924	$485	2	$960	5
Less: Goodwill (GAAP)		7,040	7,040	6,887	—	—	153	2
Less: Other intangible assets (GAAP)		74	80	2	(6)	(8)	72	NM
Add: Deferred tax liabilities related to goodwill (GAAP)		371	370	359	1	—	12	3

Tangible common equity	R	$14,141	$13,649	$13,394	$492	4%	$747	6%

Tangible book value per common share	R/Q	$30.88	$29.60	$27.67	$1.28	4%	$3.21	12%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	458,154,335	460,713,172	484,744,354	(2,558,837)	(1%)	(26,590,019)	(5%)
Average common shares outstanding - diluted (GAAP)	T	459,304,224	462,520,680	486,141,695	(3,216,456)	(1)	(26,837,471)	(6)
Net income per average common share - basic (GAAP)	K/S	$0.95	$0.92	$0.88	$0.03	3	$0.07	8
Net income per average common share - diluted (GAAP)	K/T	0.95	0.92	0.88	0.03	3	0.07	8
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.96	0.93	0.88	0.03	3	0.08	9
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.96	0.93	0.88	0.03	3	0.08	9
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)		$507	$509	$453	($2)	—%	$54	12%
Less: Notable items		2	1	—	1	100	2	100

Salaries and employee benefits, Underlying (non-GAAP)		$505	$508	$453	($3)	(1%)	$52	11%

Outside services, Underlying:
Outside services (GAAP)		$118	$110	$106	$8	7%	$12	11%
Less: Notable items		5	4	—	1	25	5	100

Outside services, Underlying (non-GAAP)		$113	$106	$106	$7	7%	$7	7%

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding Acquisitions

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q19 Change
		2Q19	1Q19	2Q18	1Q19			2Q18
					$/bps		%	$/bps		%
Net interest income, Underlying excluding Acquisitions:
Net interest income (GAAP)		$1,166	$1,160	$1,121	$6		1%	$45		4%
Less: Acquisitions Impact		5	2	—	3		150	5		100

Net interest income, Underlying excluding Acquisitions (non-GAAP)		$1,161	$1,158	$1,121	$3		—%	$40		4%

Noninterest income, Underlying excluding Acquisitions:
Noninterest income (GAAP)		$462	$428	$388	$34		8%	$74		19%
Less: Acquisitions impact		49	26	—	23		88	49		100

Noninterest income, Underlying excluding Acquisitions (non-GAAP)		$413	$402	$388	$11		3%	$25		6%

Total revenue, Underlying excluding Acquisitions:
Total revenue (GAAP)	A	$1,628	$1,588	$1,509	$40		3%	$119		8%
Less: Acquisitions impact		54	28	—	26		93	54		100

Total revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,574	$1,560	$1,509	$14		1%	$65		4%

Noninterest expense, Underlying excluding Acquisitions:
Noninterest expense (GAAP)	C	$951	$937	$875	$14		1%	$76		9%
Less: Notable items		7	5	—	2		40	7		100
Less: Acquisitions impact		37	33	—	4		12	37		100

Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	$907	$899	$875	$8		1%	$32		4%

Operating leverage:
Total revenue (GAAP)	A	$1,628	$1,588	$1,509	$40		2.46%	$119		7.81%
Less: Noninterest expense (GAAP)	C	951	937	875	14		1.43	76		8.66

Operating leverage							1.03%			(0.85%)

Operating leverage, Underlying excluding Acquisitions:
Total revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,574	$1,560	$1,509	$14		0.92%	$65		4.29%
Less: Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	907	899	875	8		0.97	32		3.73

Operating leverage, Underlying excluding Acquisitions (non-GAAP)							(0.05%)			0.56%

Efficiency ratio and efficiency ratio, Underlying excluding Acquisitions:
Efficiency ratio	C/A	58.41%	59.00%	57.95%	(59	) bps		46	bps
Efficiency ratio, Underlying excluding Acquisitions (non-GAAP)	D/B	57.64	57.62	57.95	2	bps		(31	) bps

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding Acquisitions (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				2Q19 Change
	2Q19	1Q19	2Q18	1Q19		2Q18
				$/bps	%	$/bps	%
Trust and investment services fees, Underlying excluding Acquisitions:
Trust and investment services fees (GAAP)	$53	$47	$43	$6	13%	$10	23%
Less: Acquisitions impact	6	7	—	(1)	(14)	6	100

Trust and investment services fees, Underlying excluding Acquisitions (non-GAAP)	$47	$40	$43	$7	18%	$4	9%

Salaries and employee benefits, Underlying excluding Acquisitions:
Salaries and employee benefits (GAAP)	$507	$509	$453	($2)	—%	$54	12%
Less: Notable items	2	1	—	1	100	2	100
Less: Acquisitions impact	21	19	—	2	11	21	100

Salaries and employee benefits, Underlying excluding Acquisitions (non-GAAP)	$484	$489	$453	($5)	(1%)	$31	7%

Total Consumer average demand deposits, Underlying excluding Acquisitions:
Total Consumer average demand deposits (GAAP)	$18,026	$17,326	$16,827	$700	4%	$1,199	7%
Less: Acquisition impact	750	571	—	179	31	750	100

Total Consumer average demand deposits, Underlying excluding Acquisitions (non-GAAP)	$17,276	$16,755	$16,827	$521	3%	$449	3%

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•

Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•

Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

CFG-IR

Item 9.01	Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 99.1	Citizens Financial Group, Inc. financial supplement for second quarter 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ John F. Woods
John F. Woods
Chief Financial Officer

Date: July 22, 2019